   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                 TENNECO INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                               ----------------

               DELAWARE                              76-0233548
                                                  (I.R.S. EMPLOYER
    (STATE OR OTHER JURISDICTION OF              IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
                               1275 KING STREET
                         GREENWICH, CONNECTICUT 06831
                                (203) 863-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                KARL A. STEWART
                         VICE PRESIDENT AND SECRETARY
                               1275 KING STREET
                         GREENWICH, CONNECTICUT 06831
                                (203) 863-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] (333-14009)
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                    PROPOSED       PROPOSED
                                                    MAXIMUM        MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF        AMOUNT TO BE  OFFERING PRICE   AGGREGATE     REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED     PER SHARE    OFFERING PRICE      FEE
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
Junior Preferred Stock...........  $55,000,000      100%(1)      $55,000,000      $16,667
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
(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.

                               ----------------
  THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1993, AS AMENDED.

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

                             EXPLANATORY STATEMENT

  This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statement on Form S-3 filed by Tenneco Inc. with the Securities and Exchange Commission (File No. 333-14009) pursuant to the Securities Act of 1933, as amended, and declared effective November 7, 1996 is incorporated by reference into this Registration Statement.

  EXHIBITS.

  All exhibits filed with or incorporated by reference in Registration Statement No. 333-14009 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except for the following, which are filed herewith.

      EXHIBIT
        NO.                           DESCRIPTION
      -------                         -----------
      5        Opinion of Theodore R. Tetzlaff, Esq. relating to the le-
               gality of the Junior Preferred Stock, including consent
      8        Opinion of Jenner & Block, as to tax matters, including
               consent
     23(a)     Consent of Theodore R. Tetzlaff, Esq. (contained in Ex-
               hibit 5)
     23(b)     Consent of Jenner & Block (contained in Exhibit 8)
     23(c)     Consent of Arthur Andersen LLP
     23(d)     Consent of Ernst & Young LLP

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWICH, AND STATE OF CONNECTICUT, ON THE 12TH DAY OF NOVEMBER, 1996.

                                          Tenneco Inc.

                                                  /s/ Dana G. Mead
                                          By:__________________________________
                                                      Dana G. Mead
                                          Chairman and Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

         /s/ Dana G. Mead            Principal Executive Officer   November 12, 1996
____________________________________  and Director
            Dana G. Mead

      /s/ Robert T. Blakely          Principal Financial and       November 12, 1996
____________________________________  Accounting Officer
         Robert T. Blakely

Mark Andrews, W. Michael Blumenthal, Directors                     November 12, 1996
 M. Kathryn Eickhoff, Peter T.
 Flawn, Henry U. Harris, Jr., Belton
 K. Johnson, John B. McCoy, David
 Plastow, William L. Weiss, Clifton
 R. Wharton, Jr.

      /s/ Karl A. Stewart
By:____________________________
       Attorney-in-fact

                                     II-2